Spark Networks Announces Commencement of OTC Trading BERLIN – September 7, 2023 – Spark Networks SE (NASDAQ: LOV; OTC: LOVLY), a leading social dating platform for meaningful relationships, today announced that its American Depositary Shares expect to begin trading on the OTCQX® Best Market under the ticker symbol LOVLY on September 8, 2023. Consequently, Spark's shares will no longer trade on NASDAQ as of open of business on September 8, 2023. OTCQX is the top tier of three markets organized by OTC Markets Group Inc. for trading over-the- counter securities and is designed for established, investor-focused U.S. and international companies. To qualify for the OTCQX market, companies must meet high financial standards, follow best practices in corporate governance, demonstrate compliance with U.S. securities laws, and be current with their disclosure. Investors can find current market information and real-time quotes for the Company on www.otcmarkets.com. About Spark Networks SE Spark Networks SE (NASDAQ: LOV; OTC: LOVLY) is a leading social dating platform for meaningful relationships focusing on the 40+ demographic and faith-based affiliations. Spark’s portfolio of premium and freemium dating apps include Zoosk, EliteSingles, SilverSingles, Christian Mingle, Jdate, and JSwipe, among others. Spark is headquartered in Berlin, Germany, with offices in New York and Utah. Forward-Looking Statements This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statements that express the current beliefs and expectations of management, including but not limited to statements related to the risks associated with trading on the OTC. These and other risks are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K, filed on March 31, 2023, as amended, and its periodic reports on Form 10-Q and Form 8-K. Any statements contained herein that do not describe historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results, performance and achievements to differ materially from those discussed in such forward-looking statements. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to update or revise forward-looking statements, except as otherwise required by law, whether as a result of new information, future events or otherwise. Contact Investors: Todd Kehrli MKR Investor Relations, Inc. lov@mkr-group.com